Calculation of Filing Fee Tables
S-3
Bakkt, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock, par value $0.0001 per share	457(a)	12,418,069	$ 8.70	$ 108,037,200.30	0.0001381	$ 14,919.94
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Class A common stock, par value $0.0001 per share	415(a)(6)	8,592,571		$ 0.00			S-3	333-288362	07/23/2025	$ 16,943.93
			Total Offering Amounts:				$ 108,037,200.30		$ 14,919.94
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 14,919.94
Offering Note
[1]	Represents up to 12,418,069 shares of Class A common stock, par value $0.0001 per share ("Common Stock"), of Bakkt, Inc. (the "Company") being offered for resale by the Selling Stockholders on the terms and conditions described in the prospectus that forms a part of the Company's registration statement on Form S-3 to which this exhibit relates. Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per unit and proposed maximum aggregate offering price are based on the average of the high and low sales price of the Common Stock as reported on the New York Stock Exchange on May 7, 2026 of $8.70.

[2]	Pursuant to Rule 415(a)(6) under the Securities Act, 8,592,571 shares of Common Stock registered hereunder are unsold securities (the "Unsold Securities") previously covered by the registrant's registration statement on Form S-3 (File No. 333-288362), which was initially filed with the Securities and Exchange Commission on June 27, 2025 and became effective on July 23, 2025 (the "Prior Registration Statement"), and are included in this registration statement. The registrant paid a filing fee relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date